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WESTCOTT PRODUCTS CORPORATION

(Name of Registrant as Specified in its Charter)

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Contact Person: Leonard W. Burningham, Esq.

Leonard W. Burningham, Esq.

Suite 205, 455 East 500 South Street

Salt Lake City, Utah 84111

Tel: 801-363-7411; Fax: 801-355-7126

WESTCOTT PRODUCTS CORPORATION

8867 South Capella Way

Sandy, Utah 84093

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND A PROXY

INTRODUCTION

This Information Statement is being furnished to our shareholders (Westcott Products Corporation, a Delaware corporation [the “Company,” “Westcott,” “we”, “our” or “us” or words of similar import]), regarding an amendment to our Articles of Incorporation; and the issuance of common stock to the members of our Board of Directors for compensation for services. (1) The amendment is being filed with the State of Delaware to evidence an action by Unanimous Consent of our Board of Directors and certain shareholders owning a majority of our outstanding voting securities to effect a re-capitalization of our outstanding common stock in the form of a pro rata 250,000 for one reverse split and an immediate 200 for one pro rata dividend of our outstanding common stock (the “Re-capitalization”), for the reasons discussed below; and (2) A total of 600,000 post-Re-capitalization shares of our common stock that are “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission are being issued to the members of our Board of Directors contemporaneously with the dividend (the “Director Share Compensation”).

Our Re-capitalization was unanimously adopted by our Board of Directors and certain shareholders owning a majority of our outstanding voting securities (the “Majority Shareholders”), collectively beneficially owning 17,211,000 shares of our common stock or approximately 59.7% of our outstanding voting securities. No other votes were required or necessary to adopt this Re-capitalization, and none are being solicited hereunder. See the captions “Voting Securities and Principal Holders Thereof” and “Amendments to Articles of Incorporation, Director Share Compensation and Vote Required for Approval,” herein. Our Board of Directors has adopted the necessary resolutions to approve the Director Share Compensation, and no other votes were required or necessary to adopt the Director Share Compensation, and none are being solicited hereunder.

Our Re-capitalization will become effective on the opening of business on December 20, 2006, or a date that is at least 21 days from the mailing of this Information Statement to our shareholders. Our Amendment with respect to the Re-capitalization and the issuance of “restricted” common stock representing post Re-capitalization control of our outstanding voting securities to our Board of Directors, collectively, are the only matters covered by this Information Statement.

APPROXIMATE DATE OF MAILING: November 29, 2006.

The following constitutes the full text of our amendment to our Articles of Incorporation reflecting the Re-capitalization:

CERTIFICATE OF AMENDMENT

OF THE ARTICLES OF INCORPORATION

OF

WESTCOTT PRODUCTS CORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:          That at a meeting of the Board of Director of Westcott Products Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof or obtaining the written consent of shareholders owning a majority of the outstanding voting securities of the said corporation in voting in favor of such amendment. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof number “V” so that, as amended, said Article shall be and read as follows:

The following is an addendum to precede the originally stated Article “V” whereby no changes to the existing Article “V” are made herein:

Upon filing of this Certificate of Amendment, the Company does hereby effect a re-capitalization of its $0.001 par value common stock, by effecting a pro rata 250,000 for one reverse split of the outstanding shares of common stock of the Company, on a per stock certificate of record basis, with each fractional share being rounded up to the nearest whole share, and followed with an immediate 200 for one dividend to all shareholders of record, pro rata, pursuant to a mandatory exchange of stock certificates with appropriate adjustments in the stated capital accounts and capital surplus accounts, while retaining the current par value and authorized shares at 50,000,000 shares of common stock and $0.001 per share, respectively. The Series A Preferred Shares, the only designated preferred shares of the corporation that are outstanding, were not affected by the re-capitalization.

SECOND:            Pursuant to resolutions of its Board of Directors and the written consent of persons a owning in excess of a majority of the outstanding voting securities of the corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware, a majority of the outstanding voting securities of the corporation were voted in favor of the amendment.

THIRD:                That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this __________day of _________, 2006.

By:
PRESIDENT & DIRECTOR

END OF AMENDMENT TO THE ARTICLES OF INCORPORATION

REASONS FOR THE ADOPTION OF THE AMENDMENT AND THE RE-CAPITALIZATION

With the exception of the following, our Articles of Incorporation remain unchanged:

Supplement to Article V as set forth in the Certificate of Amendment.

The filing of the Certificate of Amendment is not required by State of Delaware Division of Corporation as we are not changing our current capitalization with respect to the number of shares authorized or the par value of our common and preferred share classes. However, our Board of Directors believes that the supplemental disclosure regarding our Re-capitalization preceding our Article V, which remains unchanged, is critical to maintain continuity of disclosure and coherence on material corporate actions affecting shareholders. A new Cusip number will also be assigned to our post-Re-capitalization shares of common stock.

Reasons for the Re-capitalization:

Historical Transfer Record Discrepancy.

Our Board of Directors believes that the Re-capitalization is the most equitable measure available to eliminate a discrepancy in our stock transfer records as a result of which on October 5, 2000, we, in order to reconcile our transfer records, authorized the issuance of 10,955,881 shares of our common stock in the name of ARTCO Trustee, our transfer agent, for the sole purpose of replacing stock certificates that may be presented for transfer that are not reflected on our shareholders list, if there is reasonable cause to believe that such stock certificates were issued by Mellon Securities Transfer, our previous transfer agent, and would have been represented alphabetically, on pages 269 or 270 of Mellon Securities Transfer shareholder list dated December 27, 1993. These are the missing pages in the last list of our stockholders that was provided to management by Mellon Securities Transfer when we recommenced our development stage in 2000; no other historical information about these share holdings is or was available.

Through the Re-capitalization, the transfer record discrepancy shares held in the name of ARTCO Trustee will be reduced to approximately 8,765 shares of our common stock that would represent approximately 1% of our fully diluted shares outstanding, taking into account the Director Share Compensation share issuance. We believe that at these levels, the exposure of liability to us as a result of the discrepancy will no longer have a material impact on us going forward; and the potential liability without this resolution will keep us from having any opportunity to acquire any business or other entity by acquisition, reorganization or merger, in accordance with our plan of operations. See the tables that reflect the Re-capitalization under the caption “Ownership of Officers and Directors and Principal Stockholders Through the Re-capitalization,” below.

Benefit in Seeking an Acquisition or Merger Candidate.

It is believed by the members of the Board of Directors that unless the Re-capitalization is completed, we will not be able to make any acquisition, merger or reorganization that would be beneficial to us and our stockholders, and that we will have no real prospects through which we can be otherwise successful.

Benefit to All Stockholders.

The Re-capitalization will benefit all stockholders,, including those listed on pages 269 or 270 of the of Mellon Securities Transfer shareholder list dated December 27, 1993, as without the Re-capitalization, we have little value as a candidate for a private company to go public in a reverse acquisition, reorganization or merger, and further, that currently, we have no assets, business or prospects of any kind. The Re-capitalization affects all shareholders, pro rata, and will substantially reduce the share holdings of our three Majority Shareholders who have consented to the Re-capitalization from approximately 15,000,000 shares or 52% of our currently outstanding voting securities to an aggregate of 12,200 shares or approximately 1.2% of our common shares outstanding, taking into account the Director Share Compensation share issuance. See the tables that reflect the Re-capitalization under the caption “Ownership of Officers and Directors and Principal Stockholders Through the Re-capitalization,” below.

Dividend Will Help Ensure a More Open and Fair Public Trading Market, If We are Ever Listed on an Exchange or the Pink Sheets or the OTCBB.

We are not currently listed on any exchange and will likely seek application to the OTC Bulletin Board in the future; and management believes that the success of such application will partly depend on our ability to demonstrate that the non-affiliate shareholders will have open and fair access to the trading market, if one ever develops, which can be influenced by market standards that grant greater efficiencies and transaction pricing to “round lot holders” that typically constitute holdings divisible by 100.

The dividend event of the Re-capitalization would increase the round lot holders of our outstanding shares of common stock our “public float” of the common stock held by non-affiliated shareholders on a per stock certificate basis ensuring that each of our approximately 556 shareholders, holding a total of approximately 605 stock certificates, would have better access to a more open and fair public trading market in our outstanding securities, if any such market ever commences.

Series A Preferred Shareholders Cooperate with Re-capitalization by Waiving Rights to Receive Dividend.

In support of the Re-capitalization, our Series A Preferred shareholders who are not subject to the reverse split, as there are no anti-dilution provisions are provided for in the Certificate of Designations, Preferences and Rights of Preferred Stock, Series A (the “Certificate”), but who would be entitled to the dividend in conjunction with the Re-capitalization, pursuant to Section (a) of the Certificate and Section 151(c) of the Delaware General Corporation Laws, have unanimously waived any rights to receive the dividend that is a part of the Re-capitalization.

Series A Preferred Shareholder Reduces Holdings in Support of Equitable Re-capitalization.

We have received the cooperation of our largest Series A Preferred shareholder who has elected to convert 1,311,000 Preferred shares to our common stock, a 1:1 basis as defined in the Certificate, and has cancelled another 1,311,000 shares of his our preferred stock leaving these preferred holdings at 28,000 shares and the total number of outstanding Series A Preferred shares at 378,000.

The conversion and cancellation of the preferred shares was essential to the effectiveness of the Re-capitalization as the 2,650,000 preferred shares would have constituted an overwhelming control position in our Company, and the desired effects of the Re-capitalization that are discussed above would not have been possible.

REASONS FOR COMMON STOCK ISSUANCE TO OFFICERS AND DIRECTORS

We have authorized the issuance of 200,000 shares of our common stock that are “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission to each of our officers and directors (an aggregate total of 600,000 shares representing approximately a 53.7% controlling interest in our Company on a post Re-capitalization basis), subsequent to the dividend, for services rendered valued at our par value of $0.001 per share. The 600,000 shares are to be issued for services rendered, and the waiver of any compensation over the past five years, as fully paid and nonassessable

Maintaining Control of the Company with the Board of Directors.

The control of our Company is currently held by our officers and directors due to the powers and authority granted by the positions held regardless of the absence of any ownership of our common stock and the foregoing reverse split and subsequent dividend would result in an unintended potential change in control event whereby our Class A Preferred Shareholders would have a concentration of voting control of our Company through an election to convert the now outstanding 378,000 Class A Preferred shares on a basis of 1:1 with our common stock or exercise voting control also on a ratio of 1:1 with our common stock unless 600,000 shares as authorized for issuance herein and are duly outstanding subsequent to the effects of the Re-capitalization. All of the preferred shareholders have consented to the issuance of these shares and believe that control of our Company should clearly be maintained in the Board of Directors.

Accomplishments Under Our Current Board of Directors.

Our officers and directors have held their current positions since February 10, 2000, and have undertaken their duties and responsibilities for no consideration. Since their appointment, we have been successful in retaining legal counsel, Leonard W. Burningham, Esq., who is also one of the Majority Shareholders; an auditor, Mantyla McReynolds; and have filed current and periodic reports with the Securities and Exchange Commission from the year ended September 30, 2003, forward. We encourage you to review the reports at www.sec.gov.

Shares subject to Resale Restrictions Pursuant to an Effective Registration Statement.

The officers and directors have agreed not to publicly resell these securities (in any private sale, the purchaser would be required to acknowledge the following restrictions) without registration under the Securities Act of 1933, as amended (the “Securities Act”); or the receipt of a “no action” letter from the Securities and Exchange Commission indicating that registration is not required and that there is an available exemption from registration under the Securities Act for the resale of these securities; or there is a declaratory judgment by a federal or state court indicating that registration is not required for resale of these securities and that there is an available exemption from registration under the Securities Act for the resale of these securities.

DISSENTERS’ RIGHTS

There are no dissenters’ rights applicable with respect to the amendment to our Articles of Incorporation, or the reverse split or dividend that are a part of our Re-capitalization; nor the issuance of the Director Share Compensation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to our Articles of Incorporation or the Director Share Compensation that is not shared by all other shareholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.

The securities that would have been entitled to vote if a meeting was required to have been held regarding this amendment to our Articles of Incorporation and the reverse split and dividend that comprise our Re-capitalization consist of shares of our common stock and Series A Preferred stock. Each share of our common stock and preferred stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on November 29, 2006, the record date for determining our shareholders who would have been entitled to notice of and to vote on the amendment to our Articles of Incorporation and the Re-capitalization, was 28,838,980 shares of common stock and 378,000 shares of preferred stock.

Security Ownership of Principal Holders and Management.

The following table sets forth certain information as of November 29, 2006, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 28,838,980 outstanding shares of our common stock and on a fully diluted basis included 378,000 Shares of Series A Preferred which are convertible on a basis of 1:1 with our common stock.

Ownership of Officers and Directors and Principal Shareholders

Prior to Re-capitalization

		Number of Shares	Percentage	Percentage
Name and Address	Position	Beneficially Owned	of Common	fully diluted

Wayne Bassham	President	—	0%	0%
8867 S. Capella Way	Director
Sandy, UT 84093

Todd Albiston	Vice President	—	0%	0%
8346 S. Viscounti Dr.	Director
Sandy, UT 84093

Kent Faulkner	Secretary	—	0%	0%
1429 E. Vine Meadow Cr.	Director
Salt Lake City, UT 84121

Principal Shareholders, Common

ARTCO Trustee		10,955,881	38%	37.5%
342 East 900 South
Salt Lake City, UT 84110

Leonard W. Burningham, Esq. (1)(3)		5,040,000	17.3%	17.1%
455 East 500 South, Suite 205
Salt Lake City, UT 84111

Duane S. Jenson(2)(3)		5,049,980	17.4%	17.2%
4685 S. Highland Dr. #202
Salt Lake City, UT 84117

Jeff D. Jenson(3)		5,000,000	17.4%	17.1%
1608 West 2225 South
Woods Cross, UT 84087

Notes:

(1)	Includes 40,000 shares of Series A Preferred shares that are convertible on a one for one basis into common stock and that are not affected by the Re-capitalization.
(2)	Includes 43,000 shares of Series A Preferred shares that are convertible on a one for one basis into common stock and that are not affected by the Re-capitalization.
(3)	These shareholders voted in favor of the Re-capitalization.

Ownership of Officers and Directors and Principal Stockholders

Through the Re-capitalization

The following table is an estimate regarding beneficial ownership of the shares of our common stock subsequent to the Re-capitalization by (i) each person known by us to currently own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 741,849 outstanding shares of our common stock and 378,000 shares of Series A Preferred Stock for a fully diluted authorized shares of 1,119,849. This is only an estimate to assist in reading this information statement.

Ownership of Officers and Directors and Principal Shareholders

Effect of Re-capitalization: Reverse / Dividend

		Post
		Reverse			Post
		250,000	Percentage	Percentage	Dividend	Percentage	Percentage
Name	Position	for 1	Common	Diluted	200 for 1	Common	Diluted

Wayne Bassham	Pres/Dir	0	0%	0%	0	0%	0%
Todd Albiston	V.P./Dir	0	0%	0%	0	0%	0%
Kent Faulkner	Sec/Dir	0	0%	0%	0	0%	0%

Total Officer and Directors		—	—	—	—	—	—

Principal Shareholders, Common

ARTCO Trustee		44	6.2%	0.01%	8,800	6.2%	1.7%
Leonard W. Burningham, Esq. (1)		20	2.8%	0.01%	4,000	2.8%	0.8%
Duane S. Jenson(2)		21	3.0%	0.01%	4,200	3.0%	0.8%
Jeff D. Jenson		20	2.8%	0.01%	4,000	2.8%	0.8%

Total Principal Common Holders		105	14.8%	0.04%	21,000	14.8%	4.1%

Principal Shareholders, Preferred

Property Funding Corporation		28,000		7.4%	28,000		5.4%
Leonard W. Burningham, Esq.(1)		40,000		10.6%	40,000		7.7%
Thomas J. Howells		50,000		13.2%	50,000		9.6%
Travis T. Jenson		50,000		13.2%	50,000		9.6%
Duane S. Jenson(2)		43,000		11.4%	43,000		8.3%
Byron Howells		39,000		10.3%	39,000		7.5%
Wendy Moler-Lewis		34,000		8.9%	34,000		6.5%
Mark Sansom		44,000		11.6%	44,000		8.5%

Total Preferred Holders		328,000	—	86.6%	328,000	—	63.1%

Notes:

(1) (2) Preferred and common shares have not been aggregated for the purpose of this table.

Ownership of Officers and Directors and Principal Stockholders

after the Re-capitalization and issuance of Director Share Compensation Common Stock

The following table is an estimate regarding beneficial ownership of the shares of our common stock subsequent to the Re-capitalization and issuance of common stock to our officers and directors by (i) each person known by us to currently own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 741,849 outstanding shares of our common stock and 378,000 shares of Series A Preferred Stock for a fully diluted authorized shares of 1,119,849. This is only an estimate to assist in reading this information statement.

Ownership of Officers and Directors and Principal Shareholders

Effect of Post Re-capitalization Share Issuance

		Post
		Issuance	Percentage
Name	Position	Directors	Common	Diluted

Wayne Bassham	Pres/Dir	200,000	27.0%	17.9%
Todd Albiston	V.P./Dir	200,000	27.0%	17.9%
Kent Faulkner	Sec/Dir	200,000	27.0%	17.9%

Total Officer and Directors		600,000	81.0%	53.7%

Principal Shareholders, Common

ARTCO Trustee		8,800	1.2%	0.8%
Leonard W. Burningham, Esq. (1)		4,000	0.5%	0.4%
Duane S. Jenson(2)		4,200	0.6%	0.4%
Jeff D. Jenson		4,000	0.5%	0.4%

Total Principal Common Holders		21,000	2.8%	2.0%

Principal Shareholders, Preferred

Property Funding Corporation		28,000		2.5%
Leonard W. Burningham, Esq.(1)		40,000		3.6%
Thomas J. Howells		50,000		4.5%
Travis T. Jenson		50,000		4.5%
Duane S. Jenson(2)		43,000		3.8%
Byron Howells		39,000		3.5%
Wendy Moler-Lewis		34,000		3.0%
Mark Sansom		44,000		3.9%

Total Preferred Holders		328,000	—	29.3%

Notes:

(1) (2) Preferred and common shares have not been aggregated for the purpose of this table.

Changes in Control.

Other than as set forth above, there are no present contractual arrangements or pledges of our securities that may result in a change in control of our Company; however we are constantly looking for acquisitions that would be beneficial to us, and, based upon our limited resources and assets and our current liabilities, any such transaction that was completed would no doubt result in a change in control of our Company.

AMENDMENTS TO ARTICLES OF INCORPORATION, DIRECTOR SHARE COMPENSATION AND VOTE REQUIRED FOR APPROVAL

Delaware Law – Certificate of Amendment.

Section 242(b)of the Delaware Law provides that every amendment to the certificate of incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 141 and 228, respectively provide that the Board of Directors, by unanimous written consent, and persons owning the required majority to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent.

Resolutions to effect the reverse split and the dividend outlined above were unanimously adopted by the Board of Directors and the Majority Stockholders who own a majority of the outstanding voting securities of the Company, by written consent in accordance with Section 228 of the Delaware Law. These persons collectively owned in excess of the required majority of the outstanding voting securities of the Company necessary for the adoption of the amendments.

Delaware Law – Dividend and Director Share Compensation.

Section 170 allows the Board of Directors to declare dividends in shares of capital stock of a corporation, subject to any restrictions provided in the Articles of Incorporation of a corporation. There are no such restrictions contained in our Articles of Incorporation that limit or prohibit the dividend by the Board that is a part of the Re-capitalization.

Section 141(a) of the Delaware Law provides that the Board of Directors shall have exclusive authority to issue common stock of a Delaware corporation, and under Section 144 of the Delaware Law, the fact that a director has an interest in the transaction covered by any resolution of the Board does not make the transaction or stock issuance, in this case, void or voidable, provided that the interest of the director is disclosed, and so long as non-interested directors approve the action; or the action is approved by persons owning a majority of the outstanding voting securities entitled to vote on any such action as the Director Share Compensation was approved by the Majority Stockholders.

Effective Date of Amendment.

The effective date of the amendment to the Articles of Incorporation will be on the opening of business on December 20, 2006, or a date that is 21 days from the mailing of this Information Statement to our shareholders.

NOTICE

THE MAJORITY SHAREHOLDERS OF OUR COMPANY HAVE CONSENTED TO THE ADOPTION OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION THAT IS REFLECTED BY THE RE-CAPITALIZATION AND THE DIRECTOR SHARE COMPENSATION BY OWNING IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE AMENDMENTS UNDER DELAWARE LAW, AND HAVE DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS

Date: November 28, 2006	/S/ Wayne R. Bassham
WAYNE R. BASSHAM, PRESIDENT